Exhibit 99.1

McKESSON REPORTS FISCAL 2018 SECOND-QUARTER RESULTS

•	Revenues of $52.1 billion for the second quarter, up 4% year-over-year.

•	Second-quarter GAAP earnings per diluted share from continuing operations of $0.01, down 99% year-over-year. GAAP earnings per diluted share includes impairment and restructuring charges of $2.60 related to our retail pharmacy business in the United Kingdom (U.K.).

•	Second-quarter Adjusted Earnings per diluted share of $3.28, up 11% year-over-year, compared to $2.96 in the prior year.

•	Fiscal 2018 Outlook: GAAP earnings per diluted share from continuing operations of $4.80 to $6.90.

•	Fiscal 2018 Outlook: Adjusted Earnings of $11.80 to $12.50 per diluted share.

•	Paul Julian, executive vice president and group president, Distribution Solutions, will retire at the close of the calendar year.

SAN FRANCISCO, October 26, 2017 – McKesson Corporation (NYSE:MCK) today reported that revenues for the second quarter ended September 30, 2017, were $52.1 billion, up 4% compared to $50.0 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), second-quarter earnings per diluted share from continuing operations was $0.01, compared to $1.35 a year ago. During the quarter, McKesson initiated a number of strategic and operational actions within our U.K. retail pharmacy business in response to the previously discussed U.K. government reimbursement reductions. As a result, second-quarter GAAP earnings per diluted share included $2.41 of non-cash goodwill and other long-lived asset impairment charges and $0.19 of restructuring charges.

Second-quarter Adjusted Earnings per diluted share was $3.28, up 11% compared to $2.96 a year ago. Second-quarter results were driven by organic growth across multiple business units, including the company’s strategic sourcing benefits through ClarusONE, a lower share count and incremental profit contribution from acquisitions. This growth more than offset the year-over-year lapping effect of the previously disclosed lower profit contribution from increased price competition in our independent pharmacy business in Fiscal 2017, and the impact of reduced reimbursement in the company’s U.K. retail pharmacy business.

For the first half of the fiscal year, McKesson generated cash from operations of $1.3 billion and ended the quarter with cash and cash equivalents of $2.6 billion. During the first half of the year, McKesson repaid $545 million in long-term debt, paid $1.9 billion for acquisitions, repurchased $650 million of its common stock, invested $255 million internally and paid $121 million in dividends.

In addition, immediately following the close of the second quarter, McKesson completed the sale to Allscripts of the company’s Enterprise Information Solutions (EIS) business within the Technology Solutions segment.

“As expected, we generated strong sequential results in the second quarter, and our solid year-to-date cash flow performance allowed us to deploy meaningful capital for acquisitions and share repurchases, delivering further value for our shareholders,” said John H. Hammergren, chairman and chief executive officer. “Additionally, we took important actions during the quarter to better position our business in light of reimbursement pressures levied by the National Health Service across our retail pharmacy operations in the U.K.”

“We continue to focus on executing across our businesses and are reiterating our previous Fiscal 2018 Adjusted Earnings outlook of $11.80 to $12.50 per diluted share, as we work towards a strong finish to our Fiscal 2018,” Hammergren concluded.

McKesson Executive Management Update

Paul Julian, executive vice president and group president, Distribution Solutions, will retire at the close of the calendar year, following 21 years of dedicated service to McKesson. Among his many accomplishments, Julian helped McKesson regain its position as the largest North American pharmaceutical distributor during his tenure as president of McKesson Pharmaceutical.

“For more than two decades, Paul has been a tremendous asset to McKesson. He has helped the company become the healthcare leader that it is today, and has developed a deep bench of talented leaders who are ready to take the company forward. Paul’s dedication and tireless commitment to our customers, our people, and the industry set him apart. Paul and I have worked together for longer than just his time at McKesson. He has been a great business partner and friend, and I will miss him,” commented Hammergren.

Segment Results

Distribution Solutions revenues were $51.9 billion for the quarter, up 5% both on a reported and constant currency basis.

North America pharmaceutical distribution and services revenues of $43.5 billion for the quarter were up 5% both on a reported and constant currency basis, primarily reflecting market growth and acquisitions.

International pharmaceutical distribution and services revenues were $6.8 billion for the quarter, up 8% on a reported basis and 4% on a constant currency basis, driven by acquisitions and market growth.

Medical-Surgical distribution and services revenues were $1.7 billion for the quarter, up 2%, primarily driven by market growth.

In the second quarter, Distribution Solutions GAAP operating profit was $388 million and GAAP operating margin was 0.75%. Second-quarter adjusted operating profit was $1.0 billion, up 13% from the prior year on a reported basis and 12% on a constant currency basis. Adjusted operating margin for the Distribution Solutions segment was 2.01% on a constant currency basis. Adjusted operating margin excluding noncontrolling interests for the Distribution Solutions segment was 1.92% on a constant currency basis.

Technology Solutions revenues were down 82% on both a reported and constant currency basis in the second quarter, following the contribution of the majority of McKesson’s Technology Solutions businesses to the Change Healthcare joint venture on March 1, 2017. Technology Solutions revenues now reflect the remaining EIS business.

Second-quarter GAAP loss from McKesson’s equity investment in Change Healthcare was $61 million. Adjusted income from McKesson’s equity investment in Change Healthcare was $75 million for the second quarter.

Technology Solutions GAAP operating loss was $33 million for the second quarter. Adjusted operating profit was $92 million for the second quarter, primarily reflecting our equity share of Change Healthcare’s net income.

Fiscal Year 2018 Outlook

McKesson expects GAAP earnings per diluted share of $4.80 to $6.90 for the fiscal year ending March 31, 2018, which includes the following items:

•	Amortization of acquisition-related intangibles of $2.40 to $2.70 per diluted share;

•	Acquisition-related expenses and adjustments of $0.90 to 1.10 per diluted share;

•	LIFO inventory-related charges of 20 cents to credits of 10 cents per diluted share;

•	Gains from antitrust legal settlements of up to 10 cents per diluted share;

•	Restructuring charges of $1.10 to $1.40 per diluted share; and

•	Other adjustments of $1.40 to $1.60 per diluted share.

McKesson expects Adjusted Earnings of $11.80 to $12.50 per diluted share for the fiscal year ending March 31, 2018.

Dividend Declaration

The company’s Board of Directors yesterday declared a regular dividend of thirty-four cents per share of common stock. The dividend will be payable on January 2, 2018, to stockholders of record on December 1, 2017.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition-related expenses and adjustments, Last-In-First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, and other adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Adjusted Operating Profit Margin Excluding Noncontrolling Interests

McKesson also provides adjusted operating profit margin excluding noncontrolling interests. The company has arrangements involving third-party noncontrolling interests. As a result, pre-tax results are affected by the portion of pre-tax earnings attributable to noncontrolling interests. Adjusted operating profit margin excluding noncontrolling interests information is presented to provide a framework for assessing how the company’s business performed excluding the effect of pre-tax earnings that is not attributable to McKesson. The supplemental adjusted operating profit margin excluding noncontrolling interests information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Conference Call Details

The company has scheduled a conference call for today, Thursday, October 26th, at 8:00 AM ET. The dial-in number for individuals wishing to participate on the call is 323-794-2423. Craig Mercer, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 1076652. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kristin Hunter Chasen, 415-983-8974 (General and Business Media)

Kristin.Chasen@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30,			Six Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Revenues	$52,061	$49,957	4%	$103,112	$99,690	3%
Cost of sales (1)	(49,227)	(47,201)	4	(97,718)	(94,027)	4

Gross profit	2,834	2,756	3	5,394	5,663	(5)
Operating expenses (2)	(2,009)	(1,886)	7	(3,936)	(3,821)	3
Goodwill impairment charges (3)	(350)	(290)	21	(350)	(290)	21
Restructuring and asset impairment charges (4)	(236)	—	—	(236)	—	—

Total operating expenses	(2,595)	(2,176)	19	(4,522)	(4,111)	10

Operating income	239	580	(59)	872	1,552	(44)
Other income, net (5)	69	23	200	82	42	95
Loss from equity method investment in Change Healthcare (6)	(61)	—	—	(181)	—	—
Interest expense	(69)	(78)	(12)	(137)	(157)	(13)

Income from continuing operations before income taxes	178	525	(66)	636	1,437	(56)
Income tax expense (7)	(122)	(200)	(39)	(217)	(439)	(51)

Income from continuing operations after tax	56	325	(83)	419	998	(58)
Income (Loss) from discontinued operations, net of tax (8)	—	(1)	(100)	2	(114)	(102)

Net income	56	324	(83)	421	884	(52)
Net income attributable to noncontrolling interests	(55)	(17)	224	(111)	(35)	217

Net income attributable to McKesson Corporation	$1	$307	(100)%	$310	$849	(63)%

Earnings (loss) per common share attributable to McKesson Corporation (9)
Diluted
Continuing operations	$0.01	$1.35	(99)%	$1.46	$4.22	(65)%
Discontinued operations	—	(0.01)	(100)	0.01	(0.50)	(102)

Total	$0.01	$1.34	(99)%	$1.47	$3.72	(60)%

Basic
Continuing operations	$0.01	$1.36	(99)%	$1.47	$4.27	(66)%
Discontinued operations	—	—	—	0.01	(0.51)	(102)

Total	$0.01	$1.36	(99)%	$1.48	$3.76	(61)%

Dividends declared per common share	$0.34	$0.28		$0.62	$0.56

Weighted average common shares
Diluted	210	228	(8)%	211	228	(7)%
Basic	209	226	(8)	210	226	(7)

(1)	The second quarters of fiscal 2018 and 2017 include pre-tax credits of $29 million and $43 million, and the first half of fiscal 2018 and 2017 include pre-tax credits of $3 million and pre-tax charges of $4 million related to our last-in-first-out (“LIFO”) method of accounting for inventories. The first half of fiscal 2017 include $142 million of net cash proceeds representing our share of antitrust legal settlements. These charges and credits are included within our Distribution Solutions segment.
(2)	The first half of fiscal 2018 includes a pre-tax gain of $37 million ($22 million after-tax) related to the final net working capital and other adjustments from the fiscal 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(3)	Fiscal 2018 includes a non-cash pre-tax and after-tax goodwill impairment charge of $350 million for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge. Fiscal 2017 includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within the Technology Solutions segment.
(4)	Fiscal 2018 includes a non-cash pre-tax charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the United Kingdom (“U.K.”) within our Distribution Solutions segment. Fiscal 2018 also includes a pre-tax restructuring charge of $47 million ($40 million after-tax) primarily representing employee severance.
(5)	Fiscal 2018 includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the fiscal 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(6)	In the fourth quarter of fiscal 2017, we contributed the majority of our McKesson Technology Solutions businesses (“Core MTS Business”) to form a joint venture, Change Healthcare. Our investment in Change Healthcare is accounted for using the equity method of accounting. The amount represents our proportionate share of the net income or loss of the joint venture.
(7)	The first half of fiscal 2017 includes a tax benefit of $46 million related to the adoption of the amended accounting guidance on share-based compensation in the first quarter of fiscal 2017.
(8)	The first half of fiscal 2017 includes an after-tax loss of $113 million recognized from the fiscal 2017 first quarter sale of our Brazilian pharmaceutical distribution business within our discontinued operations.
(9)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30, 2017								Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$2,834	$—	$2	$(29)	$—	$—	$—	$2,807	3%	3%

Operating expenses (1) (2)	$(2,595)	$125	$6	$—	$—	$257	$341	$(1,866)	19%	8%

Other income, net (3)	$69	$1	$—	$—	$—	$—	$(43)	$27	200%	8%

Income (Loss) from equity method investment in Change Healthcare (4)	$(61)	$73	$63	$—	$—	$—	$—	$75	—%	—%

Income from continuing operations before income taxes	$178	$199	$71	$(29)	$—	$257	$298	$974	(66)%	5%

Income tax expense	$(122)	$(64)	$(24)	$11	$—	$(51)	$20	$(230)	(39)%	(3)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1	$135	$47	$(18)	$—	$206	$318	$689	(100)%	2%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (5)	$0.01	$0.63	$0.23	$(0.09)	$—	$0.98	$1.52	$3.28 (6)	(99)%	11%

Diluted weighted average common shares	210	210	210	210	—	210	210	210	(8)%	(8)%

	Quarter Ended September 30, 2016
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit	$2,756	$1	$1	$(43)	$—	$—	$—	$2,715

Operating expenses (7)	$(2,176)	$113	$39	$—	$—	$3	$290	$(1,731)

Other income, net	$23	$1	$1	$—	$—	$—	$—	$25

Income from continuing operations before income taxes	$525	$115	$41	$(43)	$—	$3	$290	$931

Income tax expense	$(200)	$(33)	$(11)	$16	$—	$(2)	$(8)	$(238)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$308	$82	$30	$(27)	$—	$1	$282	$676

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (5)	$1.35	$0.36	$0.13	$(0.12)	$—	$—	$1.24	$2.96

Diluted weighted average common shares	228	228	228	228	—	—	228	228

(1)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the U.K. within our Distribution Solutions segment. Fiscal 2018, as reported under GAAP, also includes a pre-tax restructuring charge of $47 million ($40 million after-tax) primarily representing employee severance.
(2)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax and after-tax goodwill impairment charge of $350 million for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge.
(3)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the sale of an equity method investment within our Distribution Solutions segment.
(4)	Our investment in Change Healthcare is accounted for using the equity method of accounting. The amount represents our proportionate share of the net income or loss of the joint venture. The amortization of acquisition-related intangibles of $73 million is included in our proportionate share of the income (loss) from this equity method investment.
(5)	Certain computations may reflect rounding adjustments.
(6)	Adjusted Earnings per share on a Constant Currency basis for the second quarter of fiscal 2018 was $3.24 per diluted share, which excludes the foreign currency exchange effect of $0.04 per diluted share.
(7)	Fiscal 2017 includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within the Technology Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Six Months Ended September 30, 2017								Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$5,394	$—	$6	$(3)	$—	$—	$—	$5,397	(5)%	(2)%

Operating expenses (1) (2) (3)	$(4,522)	$246	$(5)	$—	$—	$260	$339	$(3,682)	10%	5%

Other income, net (4)	$82	$1	$—	$—	$—	$—	$(43)	$40	95%	(17)%

Income (Loss) from equity method investment in Change Healthcare (5)	$(181)	$144	$182	$—	$—	$—	$—	$145	—%	—%

Income from continuing operations before income taxes	$636	$391	$183	$(3)	$—	$260	$296	$1,763	(56)%	(8)%

Income tax expense	$(217)	$(130)	$(63)	$1	$—	$(52)	$21	$(440)	(51)%	(10)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$308	$261	$120	$(2)	$—	$208	$317	$1,212	(68)%	(13)%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (6)	$1.46	$1.23	$0.57	$(0.01)	$—	$0.98	$1.50	$5.73 (7)	(65)%	(6)%

Diluted weighted average common shares	211	211	211	211	—	211	211	211	(7)%	(7)%

	Six Months Ended September 30, 2016
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit (8)	$5,663	$3	$1	$4	$(142)	$(1)	$—	$5,528

Operating expenses (9)	$(4,111)	$226	$85	$—	$—	$13	$284	$(3,503)

Other income, net	$42	$1	$5	$—	$—	$—	$—	$48

Income from continuing operations before income taxes	$1,437	$230	$91	$4	$(142)	$12	$284	$1,916

Income tax expense (10)	$(439)	$(69)	$(23)	$(2)	$55	$(5)	$(6)	$(489)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$963	$161	$68	$2	$(87)	$7	$278	$1,392

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (6)	$4.22	$0.70	$0.30	$0.02	$(0.38)	$0.03	$1.22	$6.11

Diluted weighted average common shares	228	228	228	228	228	228	228	228

(1)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $37 million ($22 million after-tax) related to the final net working capital and other adjustments from the fiscal 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(2)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the U.K. within our Distribution Solutions segment. Fiscal 2018, as reported under GAAP, also includes a pre-tax restructuring charge of $47 million ($40 million after-tax) primarily representing employee severance.
(3)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax and after-tax goodwill impairment charge of $350 million for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge.
(4)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the fiscal 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(5)	Our investment in Change Healthcare is accounted for using the equity method of accounting. The amount represents our proportionate share of the net income or loss of the joint venture. The amortization of acquisition-related intangibles of $144 million is included in our proportionate share of the income (loss) from this equity method investment.
(6)	Certain computations may reflect rounding adjustments.
(7)	Adjusted Earnings per share on a Constant Currency basis for fiscal 2018 was $5.72 per diluted share, which excludes the foreign currency exchange effect of $0.01 per diluted share.
(8)	Fiscal 2017, as reported under GAAP, includes $142 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(9)	Fiscal 2017 includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within the Technology Solutions segment.
(10)	Fiscal 2017 includes a tax benefit of $46 million related to the amended accounting guidance on share-based compensation adopted in the first quarter of fiscal 2017.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended September 30, 2017			Quarter Ended September 30, 2016			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$43,508	$—	$43,508	$41,375	$—	$41,375	$(107)	$43,401	$(107)	$43,401	5%		5%		5%		5%
International pharmaceutical distribution & services	6,773	—	6,773	6,271	—	6,271	(237)	6,536	(237)	6,536	8		8		4		4
Medical-Surgical distribution & services	1,660	—	1,660	1,631	—	1,631	—	1,660	—	1,660	2		2		2		2
Total Distribution Solutions	51,941	—	51,941	49,277	—	49,277	(344)	51,597	(344)	51,597	5		5		5		5
Technology Solutions - Products and Services	120	—	120	680	—	680	—	120	—	120	(82)		(82)		(82)		(82)
Revenues	$52,061	$—	$52,061	$49,957	$—	$49,957	$(344)	$51,717	$(344)	$51,717	4%		4%		4%		4%
GROSS PROFIT
Distribution Solutions	$2,774	$(27)	$2,747	$2,396	$(42)	$2,354	$(32)	$2,742	$(33)	$2,714	16%		17%		14%		15%
Technology Solutions	60	—	60	360	1	361	—	60	—	60	(83)		(83)		(83)		(83)
Gross profit	$2,834	$(27)	$2,807	$2,756	$(41)	$2,715	$(32)	$2,802	$(33)	$2,774	3%		3%		2%		2%
OPERATING EXPENSES
Distribution Solutions (1) (2)	$(2,452)	$725	$(1,727)	$(1,557)	$116	$(1,441)	$51	$(2,401)	$26	$(1,701)	57%		20%		54%		18%
Technology Solutions (2)	(33)	(11)	(44)	(535)	327	(208)	1	(32)	—	(44)	(94)		(79)		(94)		(79)
Corporate	(110)	15	(95)	(84)	2	(82)	—	(110)	(1)	(96)	31		16		31		17
Operating expenses	$(2,595)	$729	$(1,866)	$(2,176)	$445	$(1,731)	$52	$(2,543)	$25	$(1,841)	19%		8%		17%		6%
OTHER INCOME, NET
Distribution Solutions (3)	$66	$(42)	$24	$12	$2	$14	$1	$67	$—	$24	450%		71%		458%		71%
Technology Solutions	1	—	1	1	—	1	(1)	—	—	1	—		—		(100)		—
Corporate	2	—	2	10	—	10	—	2	—	2	(80)		(80)		(80)		(80)
Other income, net	$69	$(42)	$27	$23	$2	$25	$—	$69	$—	$27	200%		8%		200%		8%
INCOME (LOSS) FROM EQUITY METHOD INVESTMENT IN CHANGE HEALTHCARE - Technology Solutions (4)	$(61)	$136	$75	$—	$—	$—	$—	$(61)	$—	$75	—%		—%		—%		—%
OPERATING PROFIT
Distribution Solutions (1) (2) (3)	$388	$656	$1,044	$851	$76	$927	$20	$408	$(7)	$1,037	(54)%		13%		(52)%		12%
Technology Solutions (2) (4) (6)	(33)	125	92	(174)	328	154	—	(33)	—	92	(81)		(40)		(81)		(40)
Operating profit	355	781	1,136	677	404	1,081	20	375	(7)	1,129	(48)		5		(45)		4
Corporate	(108)	15	(93)	(74)	2	(72)	—	(108)	(1)	(94)	46		29		46		31
Income from continuing operations before interest expense and income taxes	$247	$796	$1,043	$603	$406	$1,009	$20	$267	$(8)	$1,035	(59)%		3%		(56)%		3%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	0.75%		2.01%	1.73%		1.88%		0.79%		2.01%	(98	) bp	13	bp	(94	) bp	13	bp
Adjusted operating profit excluding noncontrolling interests as a % of revenues
Distribution Solutions (5)			1.93%			1.87%				1.92%			6	bp			5	bp

(1)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the U.K. within our Distribution Solutions segment. Fiscal 2018, as reported under GAAP, also includes a pre-tax restructuring charge of $47 million ($40 million after-tax) primarily representing employee severance.
(2)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax and after-tax goodwill impairment charge of $350 million for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge. Fiscal 2017, as reported under GAAP, includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within the Technology Solutions segment.
(3)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the sale of an equity method investment.
(4)	Our investment in Change Healthcare is accounted for using the equity method of accounting. The amount represents our proportionate share of the net income or loss of the joint venture.
(5)	Our Distribution Solutions segment’s noncontrolling interests primarily include the third-party equity interests related to Vantage Oncology Holdings, LLC and ClarusONE Sourcing Services LLP.
(6)	Operating profit for our Technology Solutions segment for fiscal 2018 only includes our EIS business and our proportionate share of income (loss) from Change Healthcare. Fiscal 2017 operating profit for this segment also included the Core MTS Business.

For more information relating to the Adjusted Earnings (Non-GAAP), Constant Currency (Non-GAAP) and Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Six Months Ended September 30, 2017			Six Months Ended September 30, 2016			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$86,524	$—	$86,524	$82,586	$—	$82,586	$3	$86,527	$3	$86,527	5%		5%		5%		5%
International pharmaceutical distribution & services	13,155	—	13,155	12,601	—	12,601	96	13,251	96	13,251	4		4		5		5
Medical-Surgical distribution & services	3,193	—	3,193	3,099	—	3,099	—	3,193	—	3,193	3		3		3		3
Total Distribution Solutions	102,872	—	102,872	98,286	—	98,286	99	102,971	99	102,971	5		5		5		5
Technology Solutions - Products and Services	240	—	240	1,404	—	1,404	—	240	—	240	(83)		(83)		(83)		(83)
Revenues	$103,112	$—	$103,112	$99,690	$—	$99,690	$99	$103,211	$99	$103,211	3%		3%		4%		4%
GROSS PROFIT
Distribution Solutions (1)	$5,274	$2	$5,276	$4,909	$(137)	$4,772	$27	$5,301	$26	$5,302	7%		11%		8%		11%
Technology Solutions	120	1	121	754	2	756	—	120	—	121	(84)		(84)		(84)		(84)
Gross profit	$5,394	$3	$5,397	$5,663	$(135)	$5,528	$27	$5,421	$26	$5,423	(5)%		(2)%		(4)%		(2)%
OPERATING EXPENSES
Distribution Solutions (2) (3)	$(4,250)	$865	$(3,385)	$(3,156)	$266	$(2,890)	$(5)	$(4,255)	$(28)	$(3,413)	35%		17%		35%		18%
Technology Solutions (3) (4)	(51)	(37)	(88)	(761)	338	(423)	—	(51)	—	(88)	(93)		(79)		(93)		(79)
Corporate	(221)	12	(209)	(194)	4	(190)	—	(221)	—	(209)	14		10		14		10
Operating expenses	$(4,522)	$840	$(3,682)	$(4,111)	$608	$(3,503)	$(5)	$(4,527)	$(28)	$(3,710)	10%		5%		10%		6%
OTHER INCOME, NET
Distribution Solutions (5)	$77	$(42)	$35	$26	$6	$32	$—	$77	$—	$35	196%		9%		196%		9%
Technology Solutions	1	—	1	1	—	1	—	1	—	1	—		—		—		—
Corporate	4	—	4	15	—	15	—	4	—	4	(73)		(73)		(73)		(73)
Other income, net	$82	$(42)	$40	$42	$6	$48	$—	$82	$—	$40	95%		(17)%		95%		(17)%
INCOME (LOSS) FROM EQUITY METHOD INVESTMENT IN CHANGE HEALTHCARE - Technology Solutions (6)	$(181)	$326	$145	$—	$—	$—	$—	$(181)	$—	$145	—		—		—		—
OPERATING PROFIT
Distribution Solutions (1) (2) (3) (5)	$1,101	$825	$1,926	$1,779	$135	$1,914	$22	$1,123	$(2)	$1,924	(38)%		1%		(37)%		1%
Technology Solutions (3) (4) (6) (8)	(111)	290	179	(6)	340	334	—	(111)	—	179	1,750		(46)		1,750		(46)
Operating profit	990	1,115	2,105	1,773	475	2,248	22	1,012	(2)	2,103	(44)		(6)		(43)		(6)
Corporate	(217)	12	(205)	(179)	4	(175)	—	(217)	—	(205)	21		17		21		17
Income from continuing operations before interest expense and income taxes	$773	$1,127	$1,900	$1,594	$479	$2,073	$22	$795	$(2)	$1,898	(52)%		(8)%		(50)%		(8)%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.07%		1.87%	1.81%		1.95%		1.09%		1.87%	(74	) bp	(8	) bp	(72	) bp	(8	) bp
Adjusted operating profit excluding noncontrolling interests as a % of revenues
Distribution Solutions (7)			1.78%			1.94%				1.78%			(16	) bp			(16	) bp

(1)	Fiscal 2017, as reported under GAAP, includes $142 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the U.K. within our Distribution Solutions segment. Fiscal 2018, as reported under GAAP, also includes a pre-tax restructuring charge of $47 million ($40 million after-tax) primarily representing employee severance.
(3)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax and after-tax goodwill impairment charge of $350 million for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge. Fiscal 2017, as reported under GAAP, includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within the Technology Solutions segment.
(4)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $37 million ($22 million after-tax) related to the final net working capital and other adjustments from the fiscal 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(5)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the fiscal 2018 second quarter sale of an equity method investment.
(6)	Our investment in Change Healthcare is accounted for using the equity method of accounting. The amount represents our proportionate share of the net income or loss of the joint venture.
(7)	Our Distribution Solutions segment’s noncontrolling interests primarily include the third-party equity interests related to Vantage Oncology Holdings, LLC and ClarusONE Sourcing Services LLP.
(8)	Operating profit for our Technology Solutions segment for fiscal 2018 only includes our EIS business and our proportionate share of income (loss) from Change Healthcare. Fiscal 2017 operating profit for this segment also included the Core MTS Business.

For more information relating to the Adjusted Earnings (Non-GAAP), Constant Currency (Non-GAAP) and Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended September 30, 2017				Quarter Ended September 30, 2016
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$51,941	$120	$—	$52,061	$49,277	$680	$—	$49,957

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4) (5)	$388	$(33)	$(108)	$247	$851	$(174)	$(74)	$603

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles (4)	$126	$73	$—	$199	$105	$10	$—	$115
Acquisition-Related Expenses and Adjustments	18	52	1	71	17	21	3	41
LIFO Inventory-Related Adjustments	(29)	—	—	(29)	(43)	—	—	(43)
Gains from Antitrust Legal Settlements	—	—	—	—	—	—	—	—
Restructuring Charges, Net	238	—	19	257	(3)	7	(1)	3
Other Adjustments, Net	303	—	(5)	298	—	290	—	290

Total pre-tax adjustments	$656	$125	$15	$796	$76	$328	$2	$406

Adjusted Earnings (Non-GAAP):
Revenues	$51,941	$120	$—	$52,061	$49,277	$680	$—	$49,957

Income from continuing operations before interest expense and income taxes (4) (5)	$1,044	$92	$(93)	$1,043	$927	$154	$(72)	$1,009

(1)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the U.K. within our Distribution Solutions segment. Fiscal 2018, as reported under GAAP, also includes a pre-tax restructuring charge of $47 million ($40 million after-tax) primarily representing employee severance.
(2)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the sale of an equity method investment within our Distribution Solutions segment.
(3)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax and after-tax goodwill impairment charge of $350 million for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge. Fiscal 2017, as reported under GAAP, includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within the Technology Solutions segment.
(4)	Our investment in Change Healthcare is accounted for using the equity method of accounting. The amount represents our proportionate share of the net income or loss of the joint venture. The amortization of acquisition-related intangibles of $73 million is included in our proportionate share of the income (loss) from this equity method investment.
(5)	The results of our Technology Solutions segment for fiscal 2018 only include our EIS business and our proportionate share of income (loss) from Change Healthcare. Fiscal 2017 results for this segment also included the Core MTS Business.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Six Months Ended September 30, 2017				Six Months Ended September 30, 2016
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$102,872	$240	$—	$103,112	$98,286	$1,404	$—	$99,690

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4) (5) (6) (7)	$1,101	$(111)	$(217)	$773	$1,779	$(6)	$(179)	$1,594

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles (5)	$247	$144	$—	$391	$211	$19	$—	$230
Acquisition-Related Expenses and Adjustments	37	146	—	183	61	25	5	91
LIFO Inventory-Related Adjustments	(3)	—	—	(3)	4	—	—	4
Gains from Antitrust Legal Settlements	—	—	—	—	(142)	—	—	(142)
Restructuring Charges, Net	241	—	19	260	7	6	(1)	12
Other Adjustments, Net	303	—	(7)	296	(6)	290	—	284

Total pre-tax adjustments	$825	$290	$12	$1,127	$135	$340	$4	$479

Adjusted Earnings (Non-GAAP):
Revenues	$102,872	$240	$—	$103,112	$98,286	$1,404	$—	$99,690

Income from continuing operations before interest expense and income taxes (5) (7)	$1,926	$179	$(205)	$1,900	$1,914	$334	$(175)	$2,073

(1)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $37 million ($22 million after-tax) related to the final net working capital and other adjustments from the fiscal 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(2)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the U.K. within our Distribution Solutions segment. Fiscal 2018, as reported under GAAP, also includes a pre-tax restructuring charge of $47 million ($40 million after-tax) primarily representing employee severance.
(3)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax and after-tax goodwill impairment charge of $350 million for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge. Fiscal 2017, as reported under GAAP, includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within the Technology Solutions segment.
(4)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the fiscal 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(5)	Our investment in Change Healthcare is accounted for using the equity method of accounting. The amount represents our proportionate share of the net income or loss of the joint venture. The amortization of acquisition-related intangibles of $144 million is included in our proportionate share of the income (loss) from this equity method investment.
(6)	Fiscal 2017, as reported under GAAP, includes $142 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(7)	The results of our Technology Solutions segment for fiscal 2018 only include our EIS business and our proportionate share of income (loss) from Change Healthcare. Fiscal 2017 results for this segment also included the Core MTS Business.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	September 30,	March 31,
	2017	2017
ASSETS
Current Assets
Cash and cash equivalents	$2,563	$2,783
Receivables, net	19,627	18,215
Inventories, net	16,885	15,278
Prepaid expenses and other	719	672

Total Current Assets	39,794	36,948
Property, Plant and Equipment, Net	2,348	2,292
Goodwill	11,732	10,586
Intangible Assets, Net	4,206	3,665
Equity Method Investment in Change Healthcare	3,795	4,063
Other Noncurrent Assets	1,971	3,415

Total Assets	$63,846	$60,969

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$33,580	$31,022
Short-term borrowings	306	183
Deferred revenue	63	346
Current portion of long-term debt	525	1,057
Other accrued liabilities	3,291	3,004

Total Current Liabilities	37,765	35,612
Long-Term Debt	7,490	7,305
Long-Term Deferred Tax Liabilities	3,724	3,678
Other Noncurrent Liabilities	2,082	1,774

Redeemable Noncontrolling Interests	1,423	1,327

McKesson Corporation Stockholders’ Equity	11,143	11,095
Noncontrolling Interests	219	178

Total Equity	11,362	11,273

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$63,846	$60,969

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Six Months Ended September 30,
	2017	2016
OPERATING ACTIVITIES
Net income	$421	$884
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	463	459
Goodwill impairment and other asset impairment charges	539	290
Deferred taxes	42	(90)
Share-based compensation expense	57	79
LIFO charges (credits)	(3)	4
Loss from equity method investment in Change Healthcare	181	—
Loss (gain) from sale of businesses and equity investments	(47)	113
Other non-cash items	(28)	5
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(812)	(657)
Inventories	(1,217)	162
Drafts and accounts payable	1,808	2,172
Deferred revenue	(138)	(254)
Taxes	86	151
Other	(13)	(390)

Net cash provided by operating activities	1,339	2,928

INVESTING ACTIVITIES
Property acquisitions	(164)	(151)
Capitalized software expenditures	(91)	(89)
Acquisitions, net of cash and cash equivalents acquired	(1,874)	(2,041)
Proceeds from/(payments for) sale of businesses and equity investments, net	164	(98)
Payments received on Healthcare Technology Net Asset Exchange	126	—
Restricted cash for acquisitions	1,469	935
Other	(26)	98

Net cash used in investing activities	(396)	(1,346)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	8,464	10
Repayments of short-term borrowings	(8,343)	(17)
Repayments of long-term debt	(545)	(6)
Common stock transactions:
Issuances	83	75
Share repurchases, including shares surrendered for tax withholding	(701)	(58)
Dividends paid	(121)	(129)
Other	(109)	11

Net cash used in financing activities	(1,272)	(114)

Effect of exchange rate changes on cash and cash equivalents	109	(52)

Net increase (decrease) in cash and cash equivalents	(220)	1,416
Cash and cash equivalents at beginning of period	2,783	4,048

Cash and cash equivalents at end of period	$2,563	$5,464

1 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, acquisition-related expenses and adjustments, Last-In-First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and/or the formation of joint ventures and equity method investments.

Acquisition-related expenses and adjustments - Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures and the Healthcare Technology Net Asset Exchange. Examples include transaction closing costs, professional service fees, legal fees, restructuring or severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts entered into directly due to acquisitions, gains or losses on business combinations, and gain on the Healthcare Technology Net Asset Exchange.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring charges - Non-acquisition related restructuring charges that are incurred for significant programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, and/or Company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which includes normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: gains or losses from divestitures of businesses that do not qualify as discontinued operations and from dispositions of assets; asset impairments; adjustments to claim and litigation reserves for estimated probable losses; and other similar substantive and/or infrequent items as deemed appropriate.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, our equity method investments’ financial results are adjusted for the above noted items.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•	Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP): The Company has arrangements involving third-party noncontrolling interests. As a result, our pre-tax results are affected by the portion of pre-tax earnings attributable to noncontrolling interests. To provide additional useful information to investors, we present adjusted operating profit margin excluding noncontrolling interests for our Distribution Solutions segment. We believe such information provides a framework for assessing how our business performed excluding the effect of pre-tax earnings that is not attributable to McKesson. We calculate adjusted operating profit excluding noncontrolling interests by removing pre-tax earnings attributable to noncontrolling interests from adjusted operating profit (Non-GAAP). Adjusted operating profit margin excluding noncontrolling interests is calculated by dividing the adjusted operating profit excluding noncontrolling interests with the applicable segment’s revenues. This information is supplemental to the Company’s GAAP financial results and is provided in Schedule 3 of this document.

The Company internally uses Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We present adjusted operating profit margin excluding noncontrolling interests to provide a framework for assessing how our business performed excluding the effect of net income that is not attributable to McKesson. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.